SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

WARPSPEED TAXI INC.

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-252505	85-3978107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

199 East Pearl Avenue, Suite 103, Post Office Box 4430,

Jackson, Wyoming 83001

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (307) 316-8780

Former Address: Shiriki House Office Community,

3rd Floor Westside Towers Lower Kabete Road, Westlands Nairobi, Kenya

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

On August 26, 2025, a Special Meeting of Shareholders (the “Special Meeting”) of WarpSpeed Taxi Inc. (the “Company”) was held.

As of the close of business on August 1, 2025, the record date for determining shareholders entitled to notice of and to vote at the Special Meeting, there were 139,940,000 shares of common stock outstanding and entitled to vote. At the Special Meeting, 125,043,685 shares of common stock, representing approximately 89.36% of the outstanding shares, were present in person or represented by proxy.

The following is a brief description of each matter voted upon at the Special Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter.

Proposal 1 - Approval of the Reincorporation of the Company from the state of Wyoming to the state of Delaware.

The shareholders approved Proposal 1. The results of the votes were as follows:

Number of Shares Voted
For	Against	Abstain	Broker Non-Votes
125,043,685	0	0	0

Proposal 2 - Approval of the Name Change of the Company from “WarpSpeed Taxi Inc.” to “Ulixe Corp.”.

The shareholders approved Proposal 2. The results of the votes were as follows:

Number of Shares Voted
For	Against	Abstain	Broker Non-Votes
125,043,685	0	0	0

No other matters were submitted for shareholder action.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WarpSpeed Taxi Inc.

Date:	August 29, 2025	By:	/s/ Vito Di Somma
		Name:	Vito Di Somma
		Title:	President